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CONSOLIDATED BALANCE SHEETS                           U S WEST, Inc.


                                          (Unaudited)
                                           June 30,     December 31,
In millions                                   1999          1998
-------------------------------------     ------------  --------------
ASSETS
Current assets:
 Cash and cash equivalents               $        122  $          49
 Accounts receivable, net                       1,730          1,743
 Inventories and supplies                         264            197
 Deferred directory costs                         272            274
 Deferred tax asset                               153            151
 Prepaid and other                                129             78
                                          ------------  --------------
   Total current assets                         2,670          2,492

Property, plant and equipment - net            15,480         14,908
Other assets - net                              3,741          1,007
                                          ------------  --------------
   Total assets                          $     21,891  $      18,407
                                          ============  ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Short-term debt                         $      4,218  $       1,277
 Accounts payable                               1,352          1,347
 Accrued expenses                               1,951          1,702
 Advance billings and deposits                    381            370
                                          ------------  --------------
   Total current liabilities                    7,902          4,696


Long-term debt                                  8,458          8,642
Postretirement and other postemployment
 benefit obligations                            2,634          2,643
Deferred taxes, credits and other               1,831          1,671

Stockholders' equity                            1,066            755
                                          ------------  --------------
   Total liabilities and
      stockholders' equity               $     21,891  $      18,407
                                          ============  ==============
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